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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of AGCO Corporation of our audit report dated July 10, 1996 relating to the financial statements of the Agricultural Division of Iochpe-Maxion S.A. as of December 31, 1995 and 1994, and for each of the three years ended December 31, 1995, which appears in the Current Report on Form 8-K of AGCO Corporation dated June 28, 1996. We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.

                                          PRICE WATERHOUSE
                                          Auditores Independentes

Sao Paulo, Brazil

February 28, 1997